Exhibit 99.6

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EDITED TRANSCRIPT

ACIW - ACI Worldwide to Acquire Online Resources Conference Call

EVENT DATE/TIME: JANUARY 31, 2013 / 1:30PM GMT

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

CORPORATE PARTICIPANTS

John Kraft ACI Worldwide, Inc. - VP IR & Strategic Analysis

Phil Heasley ACI Worldwide, Inc. - President, CEO

Scott Behrens ACI Worldwide, Inc. - EVP, CFO

CONFERENCE CALL PARTICIPANTS

Gil Luria Wedbush Securities - Analyst

George Sutton Craig-Hallum Capital - Analyst

Wayne Johnson Raymond James - Analyst

Brett Huff Stephens Inc. - Analyst

Glenn Greene Oppenheimer & Co. - Analyst

PRESENTATION

Operator

Good morning. My name is Tiffany and I will be your conference operator today. At this time I would like to welcome everyone to the ACI Worldwide investor call. All lines have been placed on mute to prevent any background noise. After the speakers’ remarks there will be a question-and-answer session. (Operator Instructions) Thank you.

John Kraft, you may begin your conference.

John Kraft - ACI Worldwide, Inc. - VP IR & Strategic Analysis

Thank you, Tiffany, and good morning, everyone. I’m John Kraft, Vice President of Investor Relations and Strategy of ACI Worldwide. On this morning’s call is Phil Heasley, our CEO, and Scott Behrens, our CFO.

I would first like to remind everybody that this announcement includes forward-looking statements, including statements about our beliefs and expectations regarding the proposed transaction between ACI Worldwide and Online Resources, the potential benefits of any such transaction, and that actual results could differ materially. You can find the full text of our forward-looking statements and cautionary Safe Harbor language at the beginning of today’s slide presentation, which is available on our website, www.ACIWorldwide.com, and will also be filed with the SEC later today.

With that I now would like to turn the call over to Phil Heasley, ACI’s Chief Executive Officer. Phil?

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Thanks, John, and good morning, everyone. As you have likely seen this morning, we announced our intent to acquire Online Resources Corporation.

I will begin today’s presentation with a discussion and overview of our offer and strategic rationale to acquire Online Resources. I will then turn the call over to Scott, our CFO, who will present the Online Resources financial overview and combined financial profile. We will then be glad to open up the call for your questions.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Slide 3 provides an overview of the transaction. Under the terms of our transaction agreement, ACI would acquire Online Resources for a per-share consideration of the $3.85 in cash. This offer represents a premium of approximately 55% over Online Resources’ 90-day weighted average price, approximately 27% over the 52-week high, and a premium of approximately 31% over Online Resources’ enterprise value.

From a valuation perspective, this offer represents approximately 8 times the midpoint of Online Resources’ 2012 guidance for adjusted EBITDA before synergies, or approximately 5 times after adjusting for cost synergies. This transaction is subject to customary closing conditions including regulatory approval, the tender of the majority of common Online Resources shares outstanding.

Importantly this transaction is not contingent upon financing, as we have received a financing commitment from Wells Fargo Bank. In addition, we have secured support from Online Resources’ largest shareholder. We anticipate that this transaction would close in the first quarter.

Turning to slide 4, I would now like to spend a few minutes talking about the rationale behind the transaction and detailing the numerous benefits inherent in a combined ACI Worldwide and Online Resources. The acquisition of Online Resources is something we have been evaluating in-depth over the last year, and it’s clearly aligned with ACI’s internal five-year strategic planning goals.

When we considered the rationale for this combination, we concluded that there was a compelling opportunity to enhance our role as a global provider of enterprise payment software. The complementary nature of Online Resources’ bill payment technologies creates an undeniable opportunity to enhance our full-service suite of payment software.

Specifically, the acquisition of Online Resources expands our product suite and provides us entry into the fast-growing and underpenetrated biller-focused electronic bill presentment and payment market. The Online Resources’ full-service bill payment solutions for billers include user interfaces, a biller warehouse, remittance processing, electronic lockbox, customer refunds, and customer self-service debt repayment. This business is growing in the upper teens, which is about twice the market.

Secondly, Online Resources provides us with a full range of online banking solutions for financial institutions including account presentment, online bill presentment and payment, remittance processing, online account opening, telephone banking, and marketing. This builds upon our existing business catering to banks and credit unions.

Importantly, Online Resources’ suite includes an extremely strategic bill payment engine which can easily be integrated into our online banking products. Online Resources has built one of the largest biller networks, with over 9,000 biller connections. These direct [on us] connections provide us with very low remittance costs that can be leveraged for cost efficiency, as well as innovation across our wider customer base.

Slides 5 and 6 show this geographically. Turning to slide 5, over the past few years we have been building out our business architecture, allowing our products to be better integrated, giving our customer choices, control, and flexibility.

Slide 6 depicts our growing business in the online channel. With the acquisition of Online Resources we are adding strategic bill payment and presentment capabilities to our suite of products.

As many investors in our industry know, ACI has a preeminent brand and a strong global position, particularly in our financial institution payment product family. Online Resources’ approximately 90% recurring revenue will contribute nicely to our growing hosting business. And with the combined revenue base of over $850 million, this accretive transaction will further solidify our market-leading position in payments.

That concludes my prepared remarks, and I would now like to turn the call over to Scott Behrens, who will present the Online Resources financial overview and the combined financial profile.

Thank you. Here is Scott.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Scott Behrens - ACI Worldwide, Inc. - EVP, CFO

Thanks, Phil, and good morning, everyone. I’ll be starting my comments on slide 7 with just a couple comments on Online Resources’ financial overview. Slide 7 illustrates how the acquisition of Online Resources would expand the volume and scale in our hosted online banking presence and also provide us with a new segment of higher-growth biller-focused products. Approximately 90% of Online Resources’ revenue is recurring, primarily generated from a hosted software-as-a-service, or SaaS, solution.

Turning now to slide 8, which illustrates a three-year pro forma look at both companies’ operating results, the addition of Online Resources would bring ACI’s pro forma revenue of $859 million in the trailing 12-month period further along in our trajectory towards our goal of achieving $1 billion in revenue over our strategic planning horizon. As many of you know, our business model has been to grow incremental recurring revenues while maintaining a relatively fixed cost infrastructure. We expect to be able to leverage this infrastructure to support the combined revenue stream.

Our careful and steady model has allowed us to grow top-line revenues while expanding our adjusted EBITDA margins at a multiple of our revenue growth. We expect to continue that expansion in 2013 as we move toward our stated goals of achieving adjusted EBITDA margins of approximately 30%.

We expect the combination of ACI and Online Resources would result in substantial cost savings of more than $19 million. This represents approximately 15% of Online Resources’ cash costs. Similar to the S1 acquisition, we will continue to assess incremental synergy opportunities and expect future savings related to the rationalization of data centers and facilities. We expect to be able to move quickly to achieve these cost savings and drive the margins of the combined business in line with ACI’s healthier margins.

One item to note here is that the combined trailing 12-month adjusted EBITDA of $182 million does not reflect any of the significant cost savings that we believe we can achieve through this transaction. The combined Company would have significant free cash flows that would give us flexibility to delever quickly and ensure that we maintain a strong, flexible balance sheet for continued growth and investment. Additionally, we expect to utilize Online Resources’ roughly $80 million in net operating loss carryforwards to reduce our future cash taxes.

Then turning finally to slide 9, which gives an overview of the next steps in the process, we will commence a cash tender offer to purchase all outstanding shares of common stock of Online Resources no later than February 15, which would require the approval of Online Resources’ shareholders and customary regulatory approvals. As Phil mentioned, we have committed financing for the cash portion of the consideration, and we expect we can achieve a Q1 closure of the transaction.

That concludes my prepared remarks. Operator, we are ready to open the line to questions at this time.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) Gil Luria, Wedbush USA.

Gil Luria - Wedbush Securities - Analyst

Yes, good morning. Thanks for taking my question. Let me start with a strategic question.

Up until a little more than a year ago you were in a fast-growing segment where you were the biggest size provider by a factor of 10, and you were growing at double digits in that business. This would be the second acquisition of a company growing low to mid single digits in category where there is competition, mostly from Fidelity, Fiserv, and Jack Henry, which are bigger, well-capitalized competitors. Is this going to be a shift in strategy to look more like those companies that have grown through acquisition into adjacent categories and are trying to become a one-stop shop for their bank customers?

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, Gil, we’ve had a very focused strategy, and it has been very payments — it has been payments-oriented. This Company’s bill presentment, bill payment business is growing at close to 20% a year; and its combination with our ability to support online banking at the very largest banks in the world down to the credit union banks I think allows our core business — certainly our core online banking business — to grow at a very competitive rate.

I think it gives us a totally different profile. It is a category that is on the bottom of a test curve. Bill payment, if you eliminate banks paying banks, is probably — hasn’t attained 10%; there is still 90% of that market left.

It is going to take a much better — I think the things we did in payments, where we brought costs down by 70%, 80% on a per-unit basis for the industry, I think we can do the same kinds of things in bill payment. Therefore it is right absolutely in the bull’s-eye of our strategy. And it doesn’t make us look like a processor; it makes us look like the next generation of what processing — makes them look like the last generation and makes us look like the next generation.

Gil Luria - Wedbush Securities - Analyst

Got it. What size — how much of Online Resources’ revenue comes from that biller direct product?

Scott Behrens - ACI Worldwide, Inc. - EVP, CFO

It is about 50% from — in their EBPP for the trailing 12 months ended 9/30. But the overall bill payment revenue in total makes up about 75% of their overall revenue stream.

Gil Luria - Wedbush Securities - Analyst

(technical difficulty) growing 18% CAGR, how much revenue comes from that business?

Scott Behrens - ACI Worldwide, Inc. - EVP, CFO

That is about 50%.

Gil Luria - Wedbush Securities - Analyst

So 50% is growing at 18% CAGR. How is the whole company growing low single digits?

Scott Behrens - ACI Worldwide, Inc. - EVP, CFO

Well, it’s a — there are headwinds, I would say, with respect to the remittance-only business, which represents currently about $30 million of revenue, which has been in decline over the last several years, and in combination with some attrition in their online banking products as they have been consolidating platforms. But ultimately we believe that through the stability that we are able to bring, and some of the innovation and technological expertise we can bring, that we should be able to stabilize that customer base as we consolidate it with a larger online banking customer base that we have in our portfolio.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Gil Luria - Wedbush Securities - Analyst

Got it. Then one last question. What is the time frame for getting that $19.5 million of synergies?

Scott Behrens - ACI Worldwide, Inc. - EVP, CFO

We expect to achieve that probably within about 60 days of closing the transaction.

Gil Luria - Wedbush Securities - Analyst

Excellent. Thank you.

Operator

George Sutton, Craig-Hallum.

George Sutton - Craig-Hallum Capital - Analyst

Thank you. Phil, as you go to market with the combined offering now, I know you have a relationship manager model. Is this part of the business going to be served by that relationship manager? Or is there a separate sales group that will be focused on this?

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, we’re certainly going to have a go-to-market expertise, and the guys in Princeton represent great go-to-market expertise. But yes, we are going to absolutely use our global distribution and our relationships, especially with the large and medium banks all around the world.

They have been asking us to get involved in this part of the business, as much as we have been studying getting involved.

George Sutton - Craig-Hallum Capital - Analyst

Got you. Just structurally, so I understand, Online Resources has had this preferred albatross around it for a while. Have does the preferred get dealt with in this transaction?

Then they also had some lawsuits that I think were unresolved. How are those treated in this transaction?

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, the lawsuits, all but one lawsuit — all the lawsuits are fully reserved, right? And all but one of the lawsuits are actually settled. Right? It’s very recent, but all but one are settled. So that answers the last question first.

We have contractually met all the obligations of the preferred, which was I think you — it’s public information; it was a very high-yield preferred and was an interesting structure, I guess, in terms of the company’s ability to grow.

Operator

Wayne Johnson, Raymond James.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Wayne Johnson - Raymond James - Analyst

Hi, yes. Good morning. I was curious, could you comment on the overlap, if there is any, between ORCC’s customer base and S1’s, and how you see that product roadmap, not just in functionality but in terms of customers served, playing out over the next few years?

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, on the community bank, credit union business, they are in the same markets. Their customer base does not overlap, but they are in the same markets.

It kind of takes us from being a subpar player, and it doubles our size in that. We are now as competitive as anybody. Nobody is structurally bigger than we are, I guess you would say, in terms of that, although we are not structurally bigger than the other couple competitors and major competitors, too. Does that answer your question?

Wayne Johnson - Raymond James - Analyst

Yes, that’s helpful, and it dovetails into my follow-up, if I may. In hearing your comments about electronic bill presentment payment, the outsourced servicing, the direct, so should I assume, should we assume, should investors expect that ACI is going to be swimming upstream with this service? Are you going to be trying to sell this EBPP into the larger banks, which has been the domain of CheckFree and Fiserv and FIS for some time?

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, we provide a large portion of either — of complete solutions for online or partial solutions for online in medium and large banks. I think Ittai has just come out with a pretty good description of that.

We have been told by the very large banks and by the certainly larger medium banks that this was a gap in our offering and this is something that we needed to provide them as a — probably not in competition with the traditional providers, because we intend to provide it as a service to them, not as a competitive processing. Right?

So we want to more enable them to do their own payments than we feel that we need — and we will get paid just the way we do with everything else in terms of the capacity we sell them, versus feel that we need — we are not doing this to get in the consumer revenue business.

Wayne Johnson - Raymond James - Analyst

Okay, terrific. Thank you.

Operator

Brett Huff, Stephens Inc.

Brett Huff - Stephens Inc. - Analyst

Good morning, guys. My first question is, can you just give us either a qualitative or quantitative sense of what the initial cross-sale opportunities are? Both identify them specifically and then, if you can, size them; may be early for that.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, I don’t think we will size them on this call or announcement. We have actually been working with external consultants and whatnot for a year on this and working with some of our larger customers on a concept basis.

I would say that most — 75%, 80% of the large, 700, 800 ACI historic customers — this becomes an additional cross-sell opportunity to them, and it lands up being in their top-three, top-five objectives in terms of significantly improving the efficiencies of bill payment. So does that answer your — is that a direct enough question?

Brett Huff - Stephens Inc. - Analyst

Yes.

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Now all customers are not equal. If you took — if you looked at it from a competitive landscape, any three customers could have radically different underlying share as it relates to this.

And the other fact that — I still believe that 90% of this is greenfield, right? You need to come after it in both respects.

So you could land up giving these huge, audacious numbers, which I don’t think would do anyone any good. But I think the best way to explain it is there’s probably 750, 800 customers and a growing piece of our international distribution that really wants the ability to own and manage their ability to do payments.

Brett Huff - Stephens Inc. - Analyst

Okay. Then the follow-up is — and this is maybe a more detailed version of the same question. But I think the big concern that folks have had with ORCC is — and we have talked about this, Scott; I think you mentioned it — is that the bank-based bill pay has been in decline for some time, we think primarily due to difficult competition and bundling by some of the core processors.

Clearly you guys bring distribution that will help solve that. I think their technology is actually pretty good.

But how do you guys see stemming that 5% or 10% decline that they have been seeing for the last few years? What is the plan for turning that around? What is your — as you were evaluating it, how did you evaluate that risk factor and how to address it here in the near term to show some points on the board on that front?

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, I will give you one point of fact and then we will take that to a point to forecast. S1’s business had the same — you could have characterized their community and credit union business the same way as you just characterized ORCC’s. Right? It is not as transparent and wasn’t as big a piece of the puzzle.

That is — we certainly studied the heck out of that, because if you remember when we bought S1 we said that until we knew more about the business we weren’t even sure we were going to keep it.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Brett Huff - Stephens Inc. - Analyst

Right.

Phil Heasley - ACI Worldwide, Inc. - President, CEO

I can now tell you a year after we closed, or just about a year after we closed, that we have gone from being a net attriting business to — we are growing, right? And we believe that we can promote that same characteristic with ORCC.

I actually think that ORCC has been doing a yeoman’s task that they — you don’t get credit for, as a 90- to 360- or 720-day investor, is that the price seeing in payments is very, very high. And the competition is — I’ll keep all your payments revenue, and I will give you online banking free. And if you are competing with somebody, they have to kind of match that; they have been forced to play the game in town.

And instead of totally playing it, what they did was they restructured their pricing and their approach to the market, which was actually beginning to yield them higher margins on a much lower unit revenue. So I would rather get a 20% return on 50% revenue stream than to get a 1% return on twice the revenue stream. So ORCC was actually doing some very good reengineering, which created real interest on our part.

Brett Huff - Stephens Inc. - Analyst

Okay. That’s what I needed. Thanks for your time.

Operator

Glenn Greene, Oppenheimer.

Glenn Greene - Oppenheimer & Co. - Analyst

Thank you. Good morning and congratulations on the deal. A few questions. I will ask them all up front in the interest of time; and you may have addresses because I hopped on late.

But was there an auction process, was the first question? Maybe perhaps detail the $20 million or so cost synergies. At a high level it actually feels like it is low, and I think you suggested you could deliver it within — I think I heard 60 days, which maybe suggests that it is conservative.

Is management of ORCC staying on at all? Are there any breakup fees related to the deal? Meaning, can ORCC pursue a higher bid? And I think I heard this, but just want to make sure Tannenbaum is on board with the whole deal.

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, the largest shareholder is on board with the whole deal, because — I don’t think we need to say anything about it both from a preferred and from a common standpoint.

You asked a whole bunch of questions as a question. Our history is that we give you a cost takeout number that we can achieve in a very short and measurable period of time. The $19.5 million is the 90-day take; and so we intend to take that out in 90 days.

And yes, there is — it is conservative; and yes, there is probably more synergies both on their and our side. One of the reasons we don’t overcommit at the beginning, but we make sure that it financially makes sense, is that from — it is kind of the answer to your management question.

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

We have always been — if you have studied our past deals, we have always been a meritocracy. We take — we try to have the best people remaining. And ORCC has some very talented people and we intend to keep that meritocracy point of view.

In terms of whether there was an auction or not, we can’t really talk about the past history of ORCC. I think you guys know it better than we do. We can tell you that we have had long and extensive dialogues with them, and I think that is all. I think that is a question that they would have to answer.

And, yes, there is a breakup fee.

Scott Behrens - ACI Worldwide, Inc. - EVP, CFO

Yes, there is an $8 million breakup fee, and that will be disclosed in the transaction agreement that should be on file with the SEC today.

Glenn Greene - Oppenheimer & Co. - Analyst

Great. Very helpful. Thank you.

Operator

Wayne Johnson, Raymond James.

Wayne Johnson - Raymond James - Analyst

Hi, yes, guys, just one quick follow-up. Could you explain how ACI intends to take advantage of ORCC’s India operations? Was that part of this deal?

Are you guys going to keep that? Are you going to expand on it? If I understand, some of the cost-reduction efforts on the part of ORCC was to move some of the operations and some of the higher-priced engineering overseas.

Phil Heasley - ACI Worldwide, Inc. - President, CEO

Well, I don’t want to scare a bunch of people in Princeton and whatnot so I wouldn’t — let me answer it this way. We operate in Pune and in Bangalore today and we have substantial Indian staff. Right?

Their staff is in Bangalore. It will be combined with our Bangalore staff.

And we have centers all around the world, whether it be Eastern Europe, Asia, South America. We will globally support this the way we globally support everything else.

You realize that for part of their business we have a matching set of technology, which is a clear —

Wayne Johnson - Raymond James - Analyst

Redundancy?

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JANUARY 31, 2013 / 1:30PM, ACIW - ACI Worldwide to Acquire Online Resources Conference Call

Phil Heasley - ACI Worldwide, Inc. - President, CEO

I clear investment advantage and it’s a clear efficiency advantage.

Wayne Johnson - Raymond James - Analyst

Okay, thanks.

Operator

There are no further questions in queue at this time. I turn the conference back over to you, Mr. Kraft.

John Kraft - ACI Worldwide, Inc. - VP IR & Strategic Analysis

Well, thank you all for joining our call.

Operator

This concludes today’s conference call. You may now disconnect.

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